Exhibit 4.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of September 22, 2003, is made by and between Maxim Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each investor whose name appears on the signature pages hereof (each, an “Investor” and, collectively, the “Investors”).

A.                                   The Company wishes to sell to each Investor, and each Investor wishes to purchase from the Company, (i) shares (collectively with the other shares to be purchased under this Agreement, the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) a warrant substantially in the form attached hereto as Exhibit A (a “Warrant” and, collectively with the other warrants to be purchased under this Agreement, the “Warrants”) entitling the holder to purchase shares of Common Stock (the “Warrant Shares”).  The Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”.

B.                                     In connection with the purchase and sale of the Securities, the Company and each Investor will enter into a registration rights agreement, in substantially the form attached hereto as Exhibit B (the “Registration Rights Agreement”), providing for the registration of the Shares and Warrant Shares for resale by such Investor under the Securities Act of 1933, as amended (the “Securities Act”).

In consideration of the mutual promises contained herein, the parties agree as follows:

1.                                       Purchase and Sale of Shares and Warrants.

1.1                                 Issuance and Sale.  Upon the terms and subject to the conditions contained in this Agreement, the Company shall issue and sell to each Investor, and each Investor shall purchase from the Company, (i) the number of Shares set forth on the signature page hereof executed by such Investor and (ii) a Warrant exercisable for five and one-half (5-1/2) years following the issuance thereof into a number of Warrant Shares equal to thirty percent (30%) of the number of Shares purchased by such Investor hereunder, at an Exercise Price (as defined below) equal to one hundred and ten percent (110%) of the Market Price (as defined below) on the Effective Date; provided, however, that, as more specifically described in the Warrant, such Exercise Price shall be greater than the Closing Bid Price (as defined below) on the Trading Day (as defined below) immediately preceding the Effective Date.

1.2                                 Purchase Price.  The purchase price (the “Purchase Price”) to be paid by an Investor for the Shares and Warrant to be purchased by it hereunder shall be equal to (A) eighty percent (80%) of the Market Price (as defined below) on the Effective Date times (B) the number of Shares purchased by such Investor hereunder; provided, however, that in no event shall the Purchase Price per Share be less than $5.50 or greater than $5.75.

1.3                                 Closing.  The purchase and sale of the Securities (the “Closing”) will take place on September 23, 2003, subject to the satisfaction (or waiver by the appropriate party) of all of the conditions to Closing set forth in this Agreement or, subject to the last sentence of this Section 1.3, on such other date as the Company shall determine and shall provide written notice thereof to each Investor at least one Business Day prior to such date (the date on which the Closing occurs being referred to herein as the “Closing Date”).  Notwithstanding the foregoing, this Agreement will terminate and neither the Company nor any Investor will have any further obligation or liability hereunder if the Closing Date does not occur on or before 5 p.m. (eastern time) on September 26, 2003 (the “Termination Date”).

1.4                                 Authorization Letter.   On or before the Closing Date, each Investor shall (i) execute an Authorization Letter to Disburse Funds substantially in the form attached hereto as Exhibit C (the “Authorization Letter”) and (ii) deliver to Cooley Godward LLP (the “Escrow Agent”) an amount equal to the Purchase Price required to be paid by such Investor by wire transfer of immediately available funds to such account as the Escrow Agent shall designate in writing prior to the Closing Date.

1.5                                 Delivery of Shares and Warrants; Purchase Price.  At the Closing, and subject to the satisfaction (or waiver) of the Closing Conditions (as defined below), (i) the Company shall deliver to each Investor (A) a certificate representing the number of Shares being purchased by such Investor hereunder, and (B) the Warrant being purchased by such Investor hereunder; and (ii) the Escrow Agent shall deliver to such accounts as are designated by the Company, in accordance with the Authorization Letter, an amount equal to the Purchase Price required to be paid by such Investor.  In the event that the Closing Conditions are not satisfied in full on or before the Termination Date, the Escrow Agent will return such Purchase Price to such Investor in accordance with the terms of the Authorization Letter.

2.                                       Closing Conditions.

2.1                                 Conditions to the Company’s Obligations at Closing. The Company’s obligations at the Closing, including without limitation its obligation to issue and sell the Shares and Warrants to the Investors, shall be subject to the following conditions, each of which may be waived by the Company in its sole discretion:

(a)                                  the representations and warranties made by each Investor in this Agreement shall be true and correct in all material respects as of the Closing Date;

(b)                                 each Investor shall have performed in all material respects the agreements and obligations required to be performed by it under this Agreement, or any other Transaction Document (as defined below) to which it is a party, on or before the Closing;

(c)                                  no proceeding shall have been instituted that seeks to enjoin the transactions contemplated by this Agreement and the other Transaction Documents;

(d)                                 the aggregate Purchase Price delivered by the Investors to the Escrow Agent shall be at least $20,000,000 (the “Minimum Investment Amount”); and

(e)                                  the Investors investing not less than the Minimum Investment Amount shall have executed and delivered this Agreement on or before 5 p.m. (eastern time) on September 23, 2003.

2.2                                 Conditions to each Investor’s Obligations at Closing.  Each Investor’s obligations at the Closing, including without limitation its obligation to purchase the Shares and Warrants being purchased by it hereunder, shall be subject to the following conditions, each of which may be waived by such Investor in its sole discretion:

(a)                                  the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects as of the Closing Date;

(b)                                 the Company shall have performed in all material respects the agreements and obligations required to be performed by it under this Agreement, or any other Transaction Document (as defined below), on or before the Closing;

(c)                                  such Investor shall have received (i) the opinion of Cooley Godward LLP, counsel to the Company, dated the Closing Date and reasonably acceptable to such Investor, with such qualifications and assumptions as are customary for opinions of the type expressed; (ii) a certificate, dated the Closing Date and signed by the Chief Executive Officer or Chief Financial Officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, and that the Company has satisfied all of the Closing Conditions (to the extent not otherwise waived by such Investor) as required by the terms of this Agreement; and (iii) certified resolutions of the Board of Directors of the Company (or a duly authorized committee thereof), and such other documents and certificates as the Investor shall reasonably request, regarding the due authorization by the Company of the execution and delivery of this Agreement and the other Transaction Documents and the performance of its obligations hereunder and thereunder;

(d)                                 the Company shall have duly executed and delivered to such Investor the Registration Rights Agreement;

(e)                                  the aggregate Purchase Price delivered by the Investors to the Escrow Agent shall be at least the Minimum Investment Amount;

(f)                                    the Investors investing not less than the Minimum Investment Amount shall have executed and delivered this Agreement on or before 5 p.m. (eastern time) on September 23, 2003; and

(g)                                 no proceeding shall have been instituted that seeks to enjoin the transactions contemplated by this Agreement and the other Transaction Documents.

3.                                       Certain Definitions.

3.1                                 Definitions.  When used herein, the following terms shall have the respective meanings indicated:

“Affiliate” means, as to any Person (the “subject Person”), any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person’s Board of Directors or other management committee or group, by contract or otherwise.

“Agreement” means this Agreement and any and all amendments, modifications, supplements, renewals, extensions or restatements hereof, and all attachments hereto.

“Authorization Letter” has the meaning specified in Section 1.4 hereof.

“Business Day” means any day other than a Saturday, Sunday or other day on which the New York Stock Exchange or commercial banks located in the cities of New York or San Diego are required or permitted by law to close.

“Capital Shares” means the Common Stock and any shares of any other class of capital stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

“Capital Share Equivalents” means any securities, warrants, options, rights, or obligations that are convertible into or exchangeable for or give any right to subscribe for any Capital Shares or any other rights to subscribe for or purchase Capital Shares or Capital Share Equivalents.

“Closing” and “Closing Date” have the respective meanings specified in Section 1.3 hereof.

“Closing Bid Price” shall mean, for the Common Stock as of any date, the closing bid price on such date for the Common Stock on the Principal Market as reported by Bloomberg Financial Markets (“Bloomberg”), or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing bid price, then the last bid price at 4:00 p.m. (eastern time), as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of the Common Stock in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for the Common Stock on such date on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation, and shall cause such investment banking firm to perform such determination and notify the Company and each Investor of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company. Such investment banking firm’s determination shall be deemed conclusive absent manifest error. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

“Closing Conditions” means the conditions to closing specified in Section 2 hereof.

“Closing Price” shall mean, for the Common Stock as of any date, the closing price on such date for the Common Stock on the Principal Market as reported by Bloomberg, or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing price, then the last sales price at 4:00 p.m. (eastern time), as reported by Bloomberg, or if the foregoing do not apply, the Closing Bid Price.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” has the meaning specified in the preamble to this Agreement.

“Effective Date” means the date on which Investors investing not less than the Minimum Investment Amount shall have executed and delivered this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and interpretations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Documents” means the documents filed by the Company with the Commission under the Exchange Act since the end of its most recently completed fiscal year and at least two (2) Business Days prior to the date hereof, including, without limitation, its report on Form 10-K for the year ended September 30, 2002 and its reports on Form 10-Q for the quarters ending December 31, 2002, March 31, 2003 and June 30, 2003.

“Exercise Price” has the meaning specified in the Warrants.

“GAAP” means generally accepted accounting principles used in the United States, applied on a consistent basis, as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.  Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to the principles applied in a preceding period.

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof, any department, commission, board, court, tribunal, agency or any other instrumentality thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

“Governmental Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement issued by any Governmental Authority.

“Intellectual Property” means any U.S. or foreign patents, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings and royalty rights.

“Irrevocable Transfer Agent Instructions” means the Irrevocable Transfer Agent Instructions, substantially in the form of Exhibit D attached hereto, from the Company to the Transfer Agent.

“Lien” means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, or other lien, charge, easement (other than any easement not materially impairing usefulness), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Market Price” means, as of any date, the lower of (i) the average of the Closing  Prices for the Common Stock occurring during the five (5) Trading Day period ending on (and including) the Trading Day immediately prior to such date and (ii) the Closing Bid Price on the Trading Day immediately preceding such date.

“Material Adverse Effect” means a material and adverse effect on (i) the consolidated business, operations, properties, financial condition, current prospects or results of operations of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents (as defined below).

“Material Contracts” means the agreements and other instruments filed by the Company as exhibits to the Exchange Act Documents.

“NASD” means the National Association of Securities Dealers, Inc.

“Pension Plan” means an employee benefit plan (as defined in ERISA) maintained by the Company for employees of the Company or any of its Affiliates.

“Permitted Liens” means (i) liens for current taxes not yet due, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (iii) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation or (iv) minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of the subject property.

“Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

“Principal Market” means, initially, the Nasdaq National Market, and at any time thereafter the principal trading exchange or market for the Common Stock at such time, based upon share volume, or if the Common Stock is not traded on an exchange or market, the OTC Bulletin Board or Pink Sheets LLC (formerly the National Quotation Bureau), as the case may be.

“Property” means property and assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).

“Purchase Price” has the meaning specified in Section 1.2 hereof.

“Registration Rights Agreement” has the meaning specified in the preamble to this Agreement.

“Registration Statement” has the meaning specified in the Registration Rights Agreement.

“Related Party” means, as of any date, (A) any Affiliate of the Company or its Subsidiaries, (B) any officer or director of the Company or its Subsidiaries, (C) any Person who beneficially owns five percent (5%) or more of the Common Stock, or (D) any Person related by blood, marriage or adoption to any such individual.

“Restricted Period” has the meaning specified in Section 6.6 hereof.

“Securities”, “Securities Act” and “Shares” have the respective meanings specified in the preamble to this Agreement.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries.

“Trading Day” shall mean any day on which the Principal Market is open for business and on which trading in the Common Stock has not been suspended or otherwise curtailed on the Principal Market.

“Transaction Documents” means (i) this Agreement, (ii) the Registration Rights Agreement, (iii) the Warrants, (iv) the Irrevocable Transfer Agent Instructions, (v) the Authorization Letter and (vi) all other agreements, documents and other instruments executed and delivered by or on behalf of the Company or any of its officers at the Closing.

“Transfer Agent” means the transfer agent for the Company’s Common Stock.

“Warrant” and “Warrant Shares” have the respective meanings specified in the preamble to this Agreement.

3.2                                 Other Definitional Provisions.  All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined.  The words “hereof”, “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.

4.                                       Representations and Warranties of the Company.  The Company hereby represents and warrants to, and covenants with, each Investor, as of the date of this Agreement, as follows:

4.1                                 Organization; Good Standing; Qualification.  Each of the Company and its Subsidiaries is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority (corporate and other) to own and operate its properties and assets and to carry on its business as now conducted and as currently proposed to be conducted. The Company has all requisite corporate power and authority (i) to execute and deliver this Agreement and the other Transaction Documents; (ii) to issue and sell the Shares, the Warrants and, upon exercise of the Warrants, the Warrant Shares; and (iii) to perform its obligations under this Agreement and the other Transaction Documents.  Each of the Company and its Subsidiaries is duly qualified and is authorized to transact business and is in good standing as a foreign entity in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

4.2                                 Authorization.  All action (corporate or otherwise) on the part of the Company necessary for (i) the authorization, execution and delivery of Transaction Documents; (ii) the authorization, issuance (or reservation for issuance), sale, and delivery of the Shares and the Warrants being sold hereunder and, upon exercise of the Warrants, the Warrant Shares; and (iii) the performance of all obligations of the Company under the Transaction Documents, has been taken or will be taken prior to the Closing, and no further consent or authorization of the Company, its Board of Directors, its stockholders, or any other Person is required to be obtained by the Company (including without limitation, to the knowledge of the Company, pursuant to any rule of the NASD or otherwise) in order to consummate the transactions contemplated by this Agreement, the Warrants or the Registration Rights Agreement. The Company’s Board of Directors has determined, at a duly convened meeting (or pursuant to a duly executed written consent), that the issuance and sale of the Shares and the Warrants, the issuance and sale of the Warrant Shares upon exercise of the Warrants, and the consummation of the transactions contemplated hereby and by the other Transaction Documents, are in the best interests of the Company.

4.3                                 Due Execution and Delivery; Enforceability.  This Agreement has been and, upon the execution and delivery thereof by the Company, the other Transaction Documents will be, duly executed and delivered by the Company. This Agreement constitutes, and the other Transaction Documents, when executed and delivered by the Company will constitute, legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) to the extent rights to indemnity or contribution may be limited by applicable law.

4.4                                 No Conflict.  The execution and delivery of this Agreement and the other Transaction Documents, the issuance and sale of the Shares and Warrants under this Agreement, the issuance and sale of the Warrant Shares upon exercise of the Warrants, the fulfillment of the terms of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby do not and will not (A) conflict with or constitute a violation of, or default (with the giving of notice, passage of time or otherwise) under, (i) any Material Contract, (ii) the charter, by-laws or other organizational documents of the Company or any Subsidiary or (iii) any Governmental Requirement applicable to the Company or any Subsidiary or their respective Properties (including without limitation, to the knowledge of the Company, pursuant to any rule of the NASD or otherwise) or (B) result in the creation or imposition of any Lien whatsoever upon any of the material Properties of the Company or any Subsidiary (other than Permitted Liens) or the acceleration of any indebtedness.

4.5                                 Valid Issuance of Securities.  The Shares and Warrant being purchased by such Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the applicable Purchase Price therefor, will be duly and validly issued, fully paid and nonassessable, and will be free of all Liens and restrictions on transfer, other than restrictions on transfer specified in this Agreement and in the Warrants and under applicable federal and state securities laws.  The Warrant Shares issuable upon exercise of the Warrant being purchased by such Investor have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of such Warrant, will be duly and validly issued, fully paid and nonassessable, and will be free of all Liens and restrictions on transfer other than restrictions on transfer specified in this Agreement and in the Warrants and under applicable federal and state securities laws. The sale of the Shares and Warrants is not, and the subsequent exercise of the Warrants and issuance and sale of the Warrant Shares will not be, subject to any preemptive rights or rights of first refusal, or trigger any anti-dilution, reset or similar provisions contained in any currently outstanding securities of the Company.

4.6                                 Consents.  No consent, approval, authorization or other order of, or registration, qualification or filing with, any Governmental Authority or any other Person (including without limitation, to the knowledge of the Company, pursuant to any rule of the NASD or otherwise) is required for (i) the Company’s valid execution, delivery or performance of the Transaction Documents; (ii) the offer, sale or issuance of the Shares and the Warrants under this Agreement; or (iii) the issuance of Warrant Shares upon exercise of the Warrants, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws or any listing agreement to be delivered to any securities exchange or market on which the Common Stock is listed or traded.

4.7                                 Capitalization; Registration Rights; Stockholder/Voting Agreements.  Except as set forth on Schedule 4.7, the capitalization of the Company as of the date of this Agreement is as set forth in the most recent Exchange Act Documents. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth on Schedule 4.7, there are no outstanding rights (including, without limitation, preemptive rights, co-sale rights, and rights of first refusal), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party, or of which the Company has knowledge, relating to the issuance or sale of any capital stock of the Company or any Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, other than the registration rights contemplated by the Registration Rights Agreement, no right to require registration under the Securities Act or to include securities on the Registration Statement filed by the Company pursuant to the Registration Rights Agreement exists. The Company owns the entire equity interest in each of its Subsidiaries, free and clear of any Liens. There are no stockholder agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

4.8                                 Reporting Requirements.  The Company is subject to the reporting requirements of the Exchange Act, and has timely filed with the Commission all documents that the Company was required to file pursuant to the Exchange Act during the twelve (12) months preceding the date of this Agreement. Each such document, as of the date of the filing thereof with the Commission, conformed in all material respects to the requirements of the Exchange Act, and the rules and regulations thereunder and, as of the date of such filing, the information contained therein did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company is not aware of any event occurring on or prior to the date of this Agreement (other than the transactions effected hereby) that would require the filing or issuance of, or with respect to which the Company intends to file or issue, a Form 8-K or press release.

4.9                                 Financial Statements; Independent Accountants.  The consolidated financial statements of the Company and the related notes contained in the Exchange Act Documents present fairly, in accordance with GAAP, the financial position of the Company and its Subsidiaries as of the dates and for the periods indicated, and the results of operations and cash flows for the periods therein specified and are consistent with the books and records of the Company and its Subsidiaries, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which are not expected to be materially adverse to the consolidated business or financial condition of the Company and its Subsidiaries taken as a whole. Such financial statements (including the related notes) have been prepared in accordance with GAAP, except as may be specifically described in the notes to such financial statements, or in the case of unaudited statements, as may be permitted by the accounting rules and regulations promulgated by the Commission. The other financial information contained in the Exchange Act Documents has been prepared on a basis consistent with the financial statements of the Company contained therein. To the Company’s knowledge, KPMG LLP are independent accountants as required by the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

4.10                           No Material Adverse Change. Except as disclosed in the Exchange Act

Documents and the financial statements contained therein, since the date of the Company’s latest audited financial statements, there has not been (i) any material adverse change in the business or financial condition of the Company and its Subsidiaries taken as a whole, (ii) to the Company’s knowledge, any event affecting the Company or its Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (iii) any obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole, incurred by the Company or any of its Subsidiaries, except obligations incurred in the ordinary course of business which, under GAAP, are not required to be reflected in such financial statements and which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company and its Subsidiaries taken as a whole, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its Subsidiaries, or (v) any loss or damage (whether or not insured) to the physical property of the Company or any of its Subsidiaries which has been sustained which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.11                           Material Contracts.  Each Material Contract is valid and in full force and effect as to the Company and, to the knowledge of the Company, the other parties thereto.  The Company is not in violation of, or default under (and there does not exist any event or condition which, after notice or passage of time or both, would constitute a default under), any Material Contract, except where any such violation or default has not had and would not reasonably be expected to have a Material Adverse Effect.  The Company has not received notice of cancellation or termination of any Material Contract by any party thereto.

4.12                           Related Party Transactions.  Except as described in the Exchange Act Documents, (A) no Related Party is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any such Person, other than (i) payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii)  other standard employee benefits made generally available to all employees (including, without limitation, stock option agreements outstanding under any equity incentive plan approved by the Board of Directors of the Company); (B) no Related Party has any direct or indirect material interest in any transaction with the Company; and (C) to the Company’s knowledge, no Related Party has any direct or indirect ownership interest in excess of ten percent (10%) in any firm or corporation with which the Company has a material business relationship.

4.13                           Governmental Permits, Etc. Each of the Company and its Subsidiaries has all necessary franchises, licenses, certificates and other authorizations from all Governmental Authorities that are necessary for the operation of the business of the Company and its Subsidiaries as currently conducted and as described in the Exchange Act Documents, except where the failure to possess such documents or authorizations has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.14                           Compliance with Applicable Law.  Neither the Company nor any Subsidiary is in violation of its charter, bylaws, or other organizational document, or in violation of any Governmental Requirement applicable to the Company or any Subsidiary, which violation, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. The business of the Company is conducted in compliance with all Governmental Requirements applicable to the Company or any Subsidiary, except where any failure to comply therewith has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  There are no unresolved notices of deficiency or charges of violation brought or, to the knowledge of the Company, threatened against the Company, including under any Governmental Requirement or otherwise, and there are no facts or circumstances known to the Company that would constitute a reasonable basis on which any such proceedings, notices or actions may be instituted, issued or brought hereafter.  No investigation, inquiry or review by any Governmental Authority with respect to the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Authority indicated an intention to conduct the same.

4.15                           Litigation.  Except as described in the Exchange Act Documents, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or would reasonably be expected to prevent or materially delay the completion of the transactions contemplated by this Agreement.  The Company is not a party to, or to its knowledge, named in or subject to any order, writ, injunction, judgment or decree of any court, government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company currently intends to initiate.

4.16                           Title to Property and Assets; Leases.  Except for Permitted Liens or as described on Schedule 4.16 hereto, each of the Company and its Subsidiaries has good and marketable title to its property and assets free and clear of all Liens.  With respect to the property and assets it leases, each of the Company and its Subsidiaries is in compliance with such leases and, to the knowledge of the Company, holds a valid leasehold interest free of any Liens, except for Permitted Liens.

4.17                           Intellectual Property.  The Company, directly or through its Subsidiaries, owns or possesses sufficient legal rights to all Intellectual Property necessary for the conduct of its business as described in the Exchange Act Documents.  Except as described in the Exchange Act Documents, there are no outstanding options, licenses, or agreements of any kind relating to any such Intellectual Property, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the Intellectual Property of any other Person.  Neither the Company nor any of its Subsidiaries is infringing, or has received any notice or has any knowledge of, any asserted infringement by the Company or any of its Subsidiaries of, any rights of a third party with respect to any Intellectual Property that, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any knowledge of any infringement by a third party with respect to any Intellectual Property rights of the Company or of any Subsidiary that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.18                           Employees.  Except as set forth on Schedule 4.18 hereto, each executive officer (as defined in Rule 501(f) of the Securities Act) of the Company is currently serving in the capacity indicated in the most recently filed Exchange Act Documents. Except as disclosed in the Exchange Act Documents, the Company has no knowledge of any fact or circumstance (including without limitation (i) the terms of any agreement to which any such executive officer is a party or any litigation in which any such executive officer is or may become involved and (ii) any illness or medical condition that could reasonably be expected to result in the disability or incapacity of such executive officer) that would limit or prevent any such executive officer from serving in such capacity on a full-time basis in the foreseeable future, or of any intention on the part of any such individual to limit or terminate his or her employment with the Company. There is no strike, labor dispute or union organization activities pending or, to the knowledge of the Company, threatened between it and its employees.  None of the Company’s employees belong to any union or collective bargaining unit.

4.19                           ERISA.  Except as described in the Exchange Act Documents, the Company does not maintain or contribute to, or have any obligation under, any Pension Plan.  The Company is in compliance in all material respects with the presently applicable provisions of ERISA and the United States Internal Revenue Code of 1986, as amended, with respect to each Pension Plan except in any such case for any such matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

4.20                           Taxes. Each of the Company and its Subsidiaries has filed all federal, state and foreign income and franchise tax returns required to be filed by it and has paid or established appropriate reserves for all taxes which are due, except for taxes which it reasonably disputes, or which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.21                           Insurance.  The Company maintains insurance for itself and its Subsidiaries in such amounts and covering such losses and risks as is reasonably prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. No notice of cancellation has been received for any of such policies and the Company is in compliance with all of the terms and conditions thereof.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost. Without limiting the generality of the foregoing, the Company maintains Director’s and Officer’s insurance in an amount not less than $10 million for each covered occurrence.

4.22                           Environment.  To the Company’s knowledge, except as described in the Exchange Act Documents, (i) the Company and its Subsidiaries have no environmental liabilities, nor do any factors exist that are reasonably likely to give rise to any environmental liability, affecting any of the properties of the Company or any of its Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect and (ii) neither the Company nor any of the Subsidiaries has violated any environmental law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

4.23                           Exempt Offering. Assuming the accuracy of the representations and warranties made by each Investor in this Agreement, the offer and sale of the Securities pursuant to the terms of this Agreement, are or, upon issuance, will be exempt from registration requirements of the Securities Act. Neither the Company nor any of its Subsidiaries or Affiliates nor, to the Company’s knowledge, any Person acting on its or their behalf, (x) has engaged in any form of general solicitation or general advertising, within the meaning of Regulation D under the Securities Act, in connection with the offer or sale of the Securities, (y) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Securities under the Securities Act or (z) based in part on the representations made by the Investors in the Agreements, has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Securities to the Investors for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the NASD.

4.24                           Exchange Act Registration; Listing.  The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market.  The Company currently meets the continuing eligibility requirements for listing on the Nasdaq National Market and has not received any notice from the Nasdaq National Market that it may not currently satisfy such requirements or that such continued listing is in any way threatened.  The Company has taken no action designed to, or which, to the knowledge of the Company, is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market.

4.25                           S-3 Eligibility.  The Company is eligible to register the resale of the Common Stock by each Investor on a registration statement on Form S-3 under the Securities Act.  To the knowledge of the Company, there currently exists no facts or circumstances that would prohibit or delay the preparation and filing of a registration statement on Form S-3 in accordance with the Registration Rights Agreement.

4.26                           Independent Investors.  The Company acknowledges that (A) each Investor is acting solely in the capacity of an arms’ length purchaser in connection with the negotiation, execution and delivery of this Agreement and the other Transaction Documents and the performance of such Investor’s obligations hereunder and thereunder, (B) no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any statement made or information provided to the Company by any of the Investors or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Investor’s purchase of the Shares and Warrant purchased by it, and (C)  it is not aware of any action taken by any Investor in connection with the negotiation, execution and delivery of this Agreement and the other Transaction Documents, or the issuance and sale of the Shares and Warrants by the Company in accordance with the terms hereof, that would cause any Investor to be deemed to be part of a “group” (or that would comprise evidence thereof) as described in Rule 13d-5(b)(1) under the Exchange Act.

4.27                           Investment Company Status. The Company is not, and immediately after receipt of payment for the Shares and the Warrants issued under this Agreement will not be, an

“investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

4.28                           Transfer Taxes. No stock transfer or other taxes (other than income taxes) are required to be paid in connection with the sale and transfer of the Shares and the Warrants, other than such taxes for which the Company has established appropriate reserves and intends to pay in full on or before the Closing.

4.29                           Brokers.  Except for Merriman Curhan Ford & Co., whose fees shall be payable by and be the sole responsibility of the Company, no broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of the Company.

4.30                           No Other Agreements.  The Company has not, directly or indirectly, entered into any agreement with or granted any right to any Investor relating to the terms or conditions of the transactions contemplated by the Transaction Documents, except as expressly set forth in the Transaction Documents.

5.                                       Representations and Warranties of Each Investor.  Each Investor, severally and not jointly, hereby represents and warrants to, and covenants with, the Company, as of the date of this Agreement, as follows:

5.1                                 Organization; Authorization.  Such Investor is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with full power and authority to purchase the Securities and to execute and deliver this Agreement and the other Transaction Documents to which is it a party.  This Agreement constitutes, and each of the Transaction Documents to which it is a party, when executed and delivered, will constitute a valid and legally binding obligation of such Investor, enforceable in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) to the extent rights to indemnity or contribution may be limited by applicable law.

5.2                                 No Conflicts.  The execution, delivery and performance by such Investor of this Agreement and the other Transaction Documents to which it is a party, and the consummation by such Investor of the transactions contemplated hereby and thereby, do not and will not (i) result in or constitute a violation of such Investor’s organizational documents, (ii) materially conflict with any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a material violation of any Governmental Requirement applicable to such Investor.

5.3                                 Accredited Investor; Purchase for Own Account.  Such Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D, and is acquiring the Securities solely for its own account as principal, for investment purposes only, and not with a present view to the public resale or distribution of all or any part thereof; provided, however that in making such representation, such Investor does not agree to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with federal and state securities laws applicable to such sale, transfer or disposition.

5.4                                 Information.  The Company has provided such Investor with information that such Investor considers necessary or appropriate regarding the business, operations and financial condition of the Company, and has granted to such Investor the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Securities hereunder. Neither such information nor any other investigation conducted by such Investor or any of its representatives shall modify, amend or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.5                                 Acknowledgement of Risk. Such Investor acknowledges and agrees that its investment in the Securities involves a significant degree of risk, including, without limitation, that (i) the Company is a development stage business and will require substantial funds in addition to the proceeds from the sale of the Securities to operate its business; (ii) an investment in the Company is speculative, and a Person who can afford the loss of their entire investment should consider investing in the Company and the Securities; (iii) such Investor may not be able to liquidate its investment; (iv) transferability of the Securities is extremely limited; (v) in the event of a disposition of the Securities, such Investor could sustain the loss of its entire investment; and (vi) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future.

5.6                                 Reliance on Exemptions.  Such Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

5.7                                 Legends.  Such Investor acknowledges and understands that, upon issuance, each certificate or other document evidencing any of the Securities will be endorsed with a legend in substantially the following form:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law, and may not be offered for sale, sold or transferred unless a registration statement under the Securities Act and applicable state securities laws is effective with respect thereto, or an exemption from registration under the Securities Act and such laws is available in connection with such offer, sale or transfer. The securities represented by this certificate may be pledged or hypothecated in connection with a bona fide margin loan.

Notwithstanding the foregoing, to the extent that (1) the resale, transfer or assignment of any of the Securities is registered pursuant to an effective registration statement; (2) any of the Securities have been sold pursuant to Rule 144 under the Securities Act or any successor provision (“Rule 144), and such Investor provides the Company with customary seller’s and broker’s representation letters; or (3) the Securities are eligible for resale under Rule 144(k) or any successor provision, such Securities shall be issued without any legend or other restrictive language and, with respect to the Securities upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder thereof (or its designee) upon request.

5.8                                 Residency.  Such Investor is a resident of the jurisdiction set forth immediately below such Investor’s name on the signature pages hereto.

5.9                                 Ownership.  Such Investor does not, and immediately following the Closing will not, beneficially own more than 19.99% of the number of shares of Common Stock then outstanding, without regard to any limitations on exercise contained in the Warrant owned by such Investor.

6.                                       Certain Covenants of the Company.

6.1                                 Public Disclosure.  The Company shall issue a press release disclosing the material terms of this Agreement and the transactions contemplated hereby and by the other Transaction Documents (i) if this Agreement is executed and delivered by the Company and the Investors investing not less than the Minimum Investment Amount prior to 5:00 p.m. (eastern time) on the Effective Date and the Effective Date is a Business Day, then on such Business Day, and (ii) if this Agreement is executed and delivered by the Company and the Investors investing not less than the Minimum Investment Amount after 5:00 p.m. (eastern time) on the Effective Date and/or the Effective Date is not a Business Day, then prior to 9:30 a.m. (eastern time) on the Business Day immediately following such Effective Date.  Within one (1) Business Day following the Effective Date, the Company shall file with the Commission a Form 8-K with the Commission disclosing the material terms of this Agreement and the transactions contemplated hereby and including as exhibits this Agreement, the Registration Rights Agreement and the form of Warrant, in the form required by the Exchange Act.  Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby.

6.2                                 Non-public Information. The Company shall not disclose material non-public information to any Investor, or to any of its advisors or representatives, unless prior to disclosure of such information the Company identifies such information as being non-public information and obtains the written consent of such Investor to accept disclosure of such information. The Company may, as a condition to disclosing any non-public information hereunder, require an Investor’s advisors and representatives to enter into a confidentiality agreement in form and content reasonably satisfactory to the Company.  The Company acknowledges and agrees that, immediately following the issuance of the press release described in Section 6.1 above, no Investor will possess any material non-public information concerning or relating to (i) the Company, to the extent that such information was provided to such Investor by or on behalf of the Company, or (ii) the transactions contemplated hereby.

6.3                                 Best Efforts.  The Company shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 2.2 of this Agreement.

6.4                                 Reservation of Common Stock.  From and after the date of this Agreement, the Company shall reserve and keep available at all times prior to the issuance thereof, solely for the purpose of effecting the issuance of the Shares and the Warrant Shares, a number of shares of Common Stock equal to (A) the number of Shares issuable at the Closing plus (B) the number of Warrant Shares issuable upon exercise of all then outstanding Warrants (without regard to any limitations on such exercise), as such number may be adjusted from time to time, and shall promptly take any and all action necessary to increase the amount so reserved in order to ensure compliance therewith, and shall provide reasonable evidence thereof to any Investor promptly upon request. The Company further agrees that if at any time the number of shares of Common Stock authorized for issuance is less than the amount so reserved, the Company shall promptly commence all corporate and stockholder action, and seek such authorizations and consents, as may be necessary in order to increase its authorized capital so as to eliminate such deficiency.

6.5                                 Listing of Shares and Warrant Shares.  The Company will, on or before the Closing, make such filings and take such action as may be necessary in order to list the Shares and the Warrant Shares on the Principal Market. The Company further agrees, if the Company applies to have the Common Stock traded on a market or exchange other than its current Principal Market, it will include in such application all outstanding Shares and the Warrant Shares that have not been distributed to the public, and will take such other action as may be necessary or desirable to cause such Shares and Warrant Shares to be listed on such other market as promptly as possible.

6.6                                 Registration/Listing of Common Stock.  During the period beginning on the date of this Agreement and ending on the earlier to occur of (i) the date on which the Investors have publicly sold all of the Shares and the Warrant Shares and (ii) the sixth (6th) anniversary of the Closing Date (the “Restricted Period”), the Company will (A) use commercially reasonable to cause the Common Stock to continue to be registered under Section 12(b) or (g) of the Exchange Act, (B) use commercially reasonable efforts to comply in all material respects with its reporting and filing obligations under the Exchange Act, (C) refrain from taking any action or filing any document (whether or not permitted by the Exchange Act or the rules thereunder) the intended effect of which would be to terminate or suspend such registration or its reporting and filing obligations under the Exchange Act, (D) use commercially reasonable efforts to maintain the listing of the Common Stock on the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange, and (E) use commercially reasonable efforts to comply in all respects with the continued listing criteria of its Principal Market.

6.7                                 Corporate Existence; Conflicting Agreements.  During the Restricted Period, the Company (A) will take all steps necessary to preserve and continue the corporate existence of the Company and (B) will not enter into any agreement or arrangement, the terms of which would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other Transaction Documents.

6.8                                 Legends.  The certificates evidencing the Shares and Warrant Shares shall be free of legends, except as set forth in Section 5.7.

6.9                                 Issuance of Shares and Warrants.  The sale of the Shares and the Warrants shall be made in accordance with the provisions and requirements of Section 4(2) and/or Regulation D under the Securities Act, and of any applicable state securities law.  The Company shall make any necessary Commission and “blue sky” filings required to be made by the Company in connection with the sale of such securities to the Investors as required by all applicable laws, and shall provide a copy thereof to each Investor promptly after such filing. Neither the Company nor any of its Subsidiaries or Affiliates will take any action that would subject the offer and sale of the Securities to the registration requirements of the Securities Act or cause the offering of the Securities to be so integrated with other offerings.

6.10                           Use of Proceeds.  The Company will use the proceeds from the sale of the Shares and the Warrants for general working capital purposes; provided, however, that the Company may not use such proceeds to repurchase or redeem any securities issued by the Company or any Subsidiary or to make any loan to a Related Party or repay any loan incurred by a Related Party.

6.11                           Transfer Agent Instructions.  At or before the Closing, the Company will issue to the Transfer Agent (and to any substitute or replacement transfer agent for its Common Stock upon the Company’s appointment of any such substitute or replacement transfer agent) the Irrevocable Transfer Agent Instructions. Such instructions shall be irrevocable by the Company from and after the date issued.

7.                                       Certain Covenants of Each Investor. Each Investor, severally and not jointly, covenants with the Company that:

7.1                                 Best Efforts.  Such Investor shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 2.1 hereof.

7.2                                 Limitations on Disposition.  Such Investor shall not sell, transfer, assign or dispose of any Securities, unless:

(a)                                  there is then in effect an effective registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)                                 such Investor has notified the Company in writing of any such disposition and furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act; provided, however, that no such opinion of counsel will be required (A) if the sale, transfer or assignment is made to an Affiliate of such Investor, (B) if the sale, transfer or assignment is made pursuant to Rule 144 and such Investor provides the Company with evidence reasonably satisfactory to the Company and its legal counsel that the proposed transaction satisfies the requirements of Rule 144 or (C) in connection with a bona fide pledge or hypothecation of any Securities under a margin arrangement with a broker-dealer or other financial institution.

8.                                       Miscellaneous.

8.1                                 Entire Agreement.  This Agreement and the other Transaction Documents set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, relating to the subject matter hereof and thereof.  The schedules and exhibits to this Agreement are incorporated herein by reference and shall constitute a part of this Agreement as if fully set forth herein.

8.2                                 Amendment; Waiver.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or supplemented unless such amendment or supplement is in writing, the Company delivers a copy of such amendment or supplement to each Investor who then holds Shares, Warrants or Warrant Shares, and the Company obtains the written consent of each such Investor. No provision hereof may be waived other than by a written instrument executed by or on behalf of the party against whom enforcement of any such waiver is sought. The failure of any party to exercise any right or remedy under this Agreement or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof.

8.3                                 Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  An Investor may assign its rights and obligations hereunder, in connection with any private sale or transfer of Securities in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Investor” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Company may not assign it rights or obligations under this Agreement.

8.4                                 No Reliance.  Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents), (iii) it has not received from such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such other party.

8.5                                 Independent Nature of Investor’s Obligations and Rights.  The obligations of each Investor hereunder are several and not joint with the obligations of the other Investors hereunder, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or constitute evidence that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement.  Each Investor shall be entitled to protect and enforce its rights and remedies independent of any other Investor, including without limitation the rights and remedies arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

8.6                                 Injunctive Relief.  The Company acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to each Investor and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, such Investor shall be entitled to seek an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss.

8.7                                 Governing Law; Jurisdiction.  This Agreement shall be governed by and construed under the laws of the State of Delaware applicable to contracts made and to be performed entirely within the State of Delaware.  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of Dover, State of Delaware, for the adjudication of any dispute hereunder or under any Transaction Document or in connection herewith or therewith, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

8.8                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile transmission.

8.9                                 Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.10                           Notices. Any notice, demand or request required or permitted to be given by the Company or an Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is not made prior to 5:00 p.m. (eastern time) on a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next succeeding Business Day after timely delivery to an overnight courier and (iii) on the Business

Day actually received by the intended recipient if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Maxim Pharmaceuticals, Inc.
8899 University Center Lane, Suite 400
San Diego, CA 92122
Attn: Tony Altig, Chief Financial Officer
Tel: (858) 453-4040
Fax: (858) 453-5005

with a copy to:

Cooley Godward LLP
4401 Eastgate Mall
San Diego, CA 92121
Attn: Lance Bridges, Esq.
Tel: (858) 550-6000
Fax: (858) 550-6420

and if to any Investor, to such address for such Investor as shall appear on the signature page hereof executed by such Investor, or as shall be designated by such Investor in writing to the Company.

8.11                           Expenses.  The Company and each Investor each shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement, provided, however, that the Company shall reimburse Castle Creek Healthcare Partners LLC for all out-of-pocket expenses (including without limitation legal fees and expenses) incurred by it in connection its due diligence investigation of the Company and the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents in an amount not to exceed thirty thousand dollars ($30,000).

[Signature pages to follow]

IN WITNESS WHEREOF, the Company and the undersigned Investor have executed and delivered this Agreement as of the date first written above.

	MAXIM PHARMACEUTICALS, INC.

	By:	/s/ Anthony E. Altig
	Name: Anthony E. Altig
	Title: Chief Financial Officer

Name of Investor:	Castle Creek Healthcare Partners LLC

	By:	/s/ Thomas A. Frei
	Name: Thomas A. Frei
	Title: Managing Director of the Investment Manager

	Shares:	535,714

	Purchase Price:	$2,999,998.40

Address:

Tel:
Fax:

FEIN:

IN WITNESS WHEREOF, the Company and the undersigned Investor have executed and delivered this Agreement as of the date first written above.

MAXIM PHARMACEUTICALS, INC.

	By:	/s/ Anthony E. Altig
Name: Anthony E. Altig
Title: Chief Financial Officer

Name of Investor:	RHP Master Fund, Ltd.

	By:	Rock Hill Investment Management, L.P.
	By:	RHP General Partner, LLC
	By:	/s/ Keith Marlowe
Name: Keith Marlowe
Title: Director

	Shares:	62,500

	Purchase Price:	$350,000

23.1

IN WITNESS WHEREOF, the Company and the undersigned Investor have executed and delivered this Agreement as of the date first written above.

	MAXIM PHARMACEUTICALS, INC.

	By:	/s/ Anthony E. Altig
	Name: Anthony E. Altig
	Title: Chief Financial Officer

Name of Investor:	SF Capital Partners Ltd.

	By:	/s/ Brian Davidson
	Name: Brian Davidson
	Title: Authorized Signatory

	Shares:	446,428

	Purchase Price:	$2,499,996.80

23.2

IN WITNESS WHEREOF, the Company and the undersigned Investor have executed and delivered this Agreement as of the date first written above.

	MAXIM PHARMACEUTICALS, INC.

	By:	/s/ Anthony E. Altig
	Name: Anthony E. Altig
	Title: Chief Financial Officer

Name of Investor:	Smithfield Fiduciary LLC

	By:	/s/ Adam J. Chill
	Name: Adam J. Chill
	Title: Authorized Signatory

	Shares:	535,715

	Purchase Price:	$3,000,004.00

23.3

IN WITNESS WHEREOF, the Company and the undersigned Investor have executed and delivered this Agreement as of the date first written above.

	MAXIM PHARMACEUTICALS, INC.

	By:	/s/ Anthony E. Altig
	Name: Anthony E. Altig
	Title: Chief Financial Officer

Name of Investor:	Mainfield Enterprises Inc.

	By:	/s/ Avi Vigder
	Name: Avi Vigder
	Title: Authorized Signatory

	Shares:	535,714

	Purchase Price:	$3,000,000

23.4

IN WITNESS WHEREOF, the Company and the undersigned Investor have executed and delivered this Agreement as of the date first written above.

	MAXIM PHARMACEUTICALS, INC.

	By:	/s/ Anthony E. Altig
	Name: Anthony E. Altig
	Title: Chief Financial Officer

Name of Investor:	Longwood Partners, LP

	By:	/s/ John P. McNiff
	Name: John P. McNiff
	Title: Director

	Shares:	100,000

	Purchase Price:	$560,000

23.5

IN WITNESS WHEREOF, the Company and the undersigned Investor have executed and delivered this Agreement as of the date first written above.

	MAXIM PHARMACEUTICALS, INC.

	By:	/s/ Anthony E. Altig
	Name: Anthony E. Altig
	Title: Chief Financial Officer

Name of Investor:	Stratford Partners, L.P.

	By:	/s/ Chad Comiteau
	Name: Chad Comiteau
	Title: G.P.

	Shares:	100,000

	Purchase Price:	$560,000

23.6

IN WITNESS WHEREOF, the Company and the undersigned Investor have executed and delivered this Agreement as of the date first written above.

	MAXIM PHARMACEUTICALS, INC.

	By:	/s/ Anthony E. Altig
	Name: Anthony E. Altig
	Title: Chief Financial Officer

Name of Investor:	ProMed Partners, L.P.

	By:	/s/ Barry Kurokawa
	Name: Barry Kurokawa
	Title: Managing Director

	Shares:	76,313

	Purchase Price:	$427,352.80

23.7

IN WITNESS WHEREOF, the Company and the undersigned Investor have executed and delivered this Agreement as of the date first written above.

	MAXIM PHARMACEUTICALS, INC.

	By:	/s/ Anthony E. Altig
	Name: Anthony E. Altig
	Title: Chief Financial Officer

Name of Investor:	ProMed Offshore Fund, Ltd.

	By:	/s/ Barry Kurokawa
	Name: Barry Kurokawa
	Title: Managing Director

	Shares:	12,973

	Purchase Price:	$72,648.80

23.8

IN WITNESS WHEREOF, the Company and the undersigned Investor have executed and delivered this Agreement as of the date first written above.

	MAXIM PHARMACEUTICALS, INC.

	By:	/s/ Anthony E. Altig
	Name: Anthony E. Altig
	Title: Chief Financial Officer

Name of Investor:	Vertical Ventures, LLC

	By:	/s/ Joshua Silverman
	Name: Joshua Silverman
	Title: Director

	Shares:	178,571

	Purchase Price:	$1,000,000

23.9

IN WITNESS WHEREOF, the Company and the undersigned Investor have executed and delivered this Agreement as of the date first written above.

	MAXIM PHARMACEUTICALS, INC.

	By:	/s/ Anthony E. Altig
	Name: Anthony E. Altig
	Title: Chief Financial Officer

Name of Investor:	Midsummer Investment, Ltd.

	By:	/s/ Scott Kaufman
	Name: Scott Kaufman
	Title: Managing Director Midsummer Capital, LLC as Investor Advisor to Midsummer Investment, Ltd.

	Shares:	89,286

	Purchase Price:	$500,002

23.10

IN WITNESS WHEREOF, the Company and the undersigned Investor have executed and delivered this Agreement as of the date first written above.

	MAXIM PHARMACEUTICALS, INC.

	By:	/s/ Anthony E. Altig
	Name: Anthony E. Altig
	Title: Chief Financial Officer

Name of Investor:	American High Growth Equities Retirement Trust

	By:	/s/ Elyse R. Goodman for Brad Butler Trustee
	Name: Elyse R. Goodman
	Title:

	Shares:	71,429

	Purchase Price:	$400,000

23.11

IN WITNESS WHEREOF, the Company and the undersigned Investor have executed and delivered this Agreement as of the date first written above.

	MAXIM PHARMACEUTICALS, INC.

	By:	/s/ Anthony E. Altig
	Name: Anthony E. Altig
	Title: Chief Financial Officer

Name of Investor:	Omicron Master Trust

	By:	/s/ Bruce Bernstein
	Name: Bruce Bernstein
	Title: Managing Partner

	Shares:	89,286

	Purchase Price:	$500,001.60

23.12

IN WITNESS WHEREOF, the Company and the undersigned Investor have executed and delivered this Agreement as of the date first written above.

	MAXIM PHARMACEUTICALS, INC.

	By:	/s/ Anthony E. Altig
	Name: Anthony E. Altig
	Title: Chief Financial Officer

Name of Investor:	Satellite Asset Management, L.P.,
	on behalf of one or more Account(s) under its discretionary investment
	authority

	By:	/s/ Brian S. Kriftcher
	Name: Brian S. Kriftcher
	Title: Chief Operating Officer and Principal

	Shares:	535,714

	Purchase Price:	3,000,000

23.13

IN WITNESS WHEREOF, the Company and the undersigned Investor have executed and delivered this Agreement as of the date first written above.

	MAXIM PHARMACEUTICALS, INC.

	By:	/s/ Anthony E. Altig
	Name: Anthony E. Altig
	Title: Chief Financial Officer

Name of Investor:	Integral Capital Partners V SLP Side Fund, LLC

	By:	ICP Management V, LLC its Manager
	By:	/s/ Pamela K. Hagenah
	Name: Pamela K. Hagenah
	Title: Manager

	Shares:	902

	Purchase Price:	$5,051.20

23.14

IN WITNESS WHEREOF, the Company and the undersigned Investor have executed and delivered this Agreement as of the date first written above.

	MAXIM PHARMACEUTICALS, INC.

	By:	/s/ Anthony E. Altig
	Name: Anthony E. Altig
	Title: Chief Financial Officer

Name of Investor:	Integral Capital Partners VI, L.P.

	By:	Integral Capital Management VI, LLC
		its General Partner
	By:	/s/ Pamela K. Hagenah
	Name: Pamela K. Hagenah
	Title: Manager

	Shares:	345,806

	Purchase Price:	$1,936,513.60

23.15

IN WITNESS WHEREOF, the Company and the undersigned Investor have executed and delivered this Agreement as of the date first written above.

	MAXIM PHARMACEUTICALS, INC.

	By:	/s/ Anthony E. Altig
	Name: Anthony E. Altig
	Title: Chief Financial Officer

Name of Investor:	Integral Capital Partners V, L.P.

	By:	Integral Capital Management V, LLC
		its General Partner
	By:	/s/ Pamela K. Hagenah
	Name: Pamela K. Hagenah
	Title: Manager

	Shares:	362,754

	Purchase Price:	$2,031,422,40

23.16

IN WITNESS WHEREOF, the Company and the undersigned Investor have executed and delivered this Agreement as of the date first written above.

	MAXIM PHARMACEUTICALS, INC.

	By:	/s/ Anthony E. Altig
	Name: Anthony E. Altig
	Title: Chief Financial Officer

Name of Investor:	Integral Capital Partners V Side Fund, L.P.

	By:	Integral Capital Management V, LLC
		its General Partner
	By:	/s/ Pamela K. Hagenah
	Name: Pamela K. Hagenah
	Title: Manager

	Shares:	4,824

	Purchase Price:	$27,014.40

23.17

IN WITNESS WHEREOF, the Company and the undersigned Investor have executed and delivered this Agreement as of the date first written above.

	MAXIM PHARMACEUTICALS, INC.

	By:	/s/ Anthony E. Altig
	Name: Anthony E. Altig
	Title: Chief Financial Officer

Name of Investor:	Portside Growth and Opportunity Fund

	By:	/s/ Jeffrey Smith
	Name: Jeffrey Smith
	Title: Authorized Person

	Shares:	89,286

	Purchase Price:	500,001.60

23.18

IN WITNESS WHEREOF, the Company and the undersigned Investor have executed and delivered this Agreement as of the date first written above.

	MAXIM PHARMACEUTICALS, INC.

	By:	/s/ Anthony E. Altig
	Name: Anthony E. Altig
	Title: Chief Financial Officer

Name of Investor:	Cranshire Capital, L.P.

	By:	/s/ Mitchell Kopin
	Name: Mitchell Kopin
	Title: President — Downsview Capital
	The General Partner

	Shares:	178,571

	Purchase Price:	$1,000,000

23.19

IN WITNESS WHEREOF, the Company and the undersigned Investor have executed and delivered this Agreement as of the date first written above.

	MAXIM PHARMACEUTICALS, INC.

	By:	/s/ Anthony E. Altig
	Name: Anthony E. Altig
	Title: Chief Financial Officer

Name of Investor:	Micro Capital Fund LP

	By:	/s/ Chris P. Swenson
	Name: Chris P. Swenson
	Title: Vice Presidentl

	Shares:	134,000

	Purchase Price:	$750,400

23.20

IN WITNESS WHEREOF, the Company and the undersigned Investor have executed and delivered this Agreement as of the date first written above.

	MAXIM PHARMACEUTICALS, INC.

	By:	/s/ Anthony E. Altig
	Name: Anthony E. Altig
	Title: Chief Financial Officer

Name of Investor:	MicroCapital Fund Ltd.

	By:	/s/ Chris P. Swenson
	Name: Chris P. Swenson
	Title: Vice-President

	Shares:	44,571

	Purchase Price:	$249,598

23.21

IN WITNESS WHEREOF, the Company and the undersigned Investor have executed and delivered this Agreement as of the date first written above.

	MAXIM PHARMACEUTICALS, INC.

	By:	/s/ Anthony E. Altig
	Name: Anthony E. Altig
	Title: Chief Financial Officer

Name of Investor:	Michael & Shelia Alessandro
	JTWROS

	By:	/s/ Michael Alessandro
		/s/ Shelia Alessandro
	Name:
	Title:

	Shares:	25,000

	Purchase Price:	$140,000

23.22